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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of MedImmune, Inc. of our report dated January 25, 2001 relating to the financial statements and financial statement schedules which appears in MedImmune's Annual Report on Form 10-K for the year ended
December 31, 2000. We also consent to the references to us under the headings "Experts" and "MedImmune Selected Consolidated Historical Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, VA
December 10, 2001